SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                             CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             April 17, 2012
                             Date of Report
                    (Date of Earliest Event Reported)

                   YELLOWWOOD ACQUISITION CORPORATION
         (Exact Name of Registrant as Specified in its Charter)

  Delaware                      000-54546              00-0000000
 (State or other           (Commission File Number)    (IRS Employer
  jurisdiction                                      Identification No.)
  of incorporation)
                             AmeriMetro, Inc.
                       3501 Concord Road, Suite 100
                         York, Pennsylvania 17402
                 (Address of Principal Executive Offices)

                          215 Apolena Avenue
                     Newport Beach, California 92662
             (Former Address of Principal Executive Offices)

                             717-757-0700
                   (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     Yellowwood Acquisition Corporation (the "Registrant" or the "Company") issued 1,000,000 shares of its common stock as of April 18, 2012, pursuant to Section 4(2) of the Securities Act of 1933 at par for an aggregate of $100 representing 67% of the total outstanding 1,500,000 shares of common stock:

ITEM 5.01     Changes in Control of Registrant

    On April 17, 2012, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G/A filed on January 10, 21012 and as supplemented by the information contained in the filing of the Form 10-K filed March 28, 2012 and the information in this report.

    The Registrant intends to create a state or local project proposals for regional high-speed rail service. The Company will prepare a feasibility study and locate contractors and manufacturers that would complete the work and will provide cost estimates. Because high-speed rail travel is already in-place in much of Europe and Asia, the Company anticipates working with European companies to furnish the high-speed equipment, such as locomotives and passenger cars. The Company will put the proposed contracts together with supporting feasibility studies, appraisals, cost/benefit analysis, TEMS study, transportation history and other data to create a complete regional project proposal. The Company will then present such project proposals to the municipalities (state or local) as a complete and finished project. The Company anticipates that upon approval, the local municipality will effectuate a bond offering for the funding of the high-speed rail project. The project will be presented as a total package thereby providing the municipalities with the complete overview and relieving them of the time and costs involved in studying the proposal, seeking pricing information and projecting results. In addition, the Company believes that it will be able to effect economies of scale by purchasing new and renovating existing equipment and facilities on an integrated regional basis rather than in fractured individual areas or small municipalities.

ITEM 5.02     Departure of Directors or Principal Officers; Election of
              Directors

    On April 17, 2012, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On April 17, 2012, James McKillop resigned as the Registrant's vice president and director.

    On April 17, 2012, Shah Mathias was elected as the sole director of the Registrant.

    On April 17, 2012, Shah Mathias was appointed President, Secretary and Treasurer.

    Shah Mathias. Mr. Mathias has an extensive background in real estate and property development. Beginning in 1988, Mr. Mathias commenced his career in real estate with the personal acquisition and like-kind exchange sales of investment property. In 1992, Mr. Mathias started a mortgage-banking corporation underwriting loans under his own name and selling such loans on the open market. By 2000, Mr. Mathias' company had underwritten more than $1 billion in loans. In 2002, Mr. Mathias started PennDel Land Co., a real estate company. Mr. Mathias received his education at Penn State Institute of Technology.


                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                   YELLOWWOOD ACQUISITION CORPORATION


Date: April 17, 2012              /s/ Shah Mathias
                                       President